Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Atlantic Coast Federal Corporation of our report dated March 31, 2010 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Atlantic Coast Federal Corporation for the year ended December 31, 2009.

/s/Crowe Horwath LLP
Crowe Horwath LLP

Brentwood, Tennessee
June 23, 2010